Exhibit 7
---------




                              ASSIGNMENT AGREEMENT
                              --------------------


THIS  AGREEMENT  dated as of March 5, 2004 between  Burgio Family  Holdings Inc.
---------------
(the "Transferor") and LF Acquisition Corp. (the "Transferee").

WHEREAS the Transferor (as purchaser) and Mary Penny (as vendor)  entered into a
-------
share  purchase   agreement   dated  December  31,  2003  (the  "Share  Purchase
Agreement") dealing with the capital stock of Loretta Foods Limited.

NOW  THEREFORE  FOR  GOOD AND  VALUABLE  CONSIDERATION  RECEIVED  BY EACH OF THE
--------------------------------------------------------------------------------
PARTIES, THE PARTIES AGREE AND THIS AGREEMENT WITNESSES THAT:
-------------------------------------------------------------

       1. The Transferor hereby assigns and transfers unto the Transferee all rights, warranties, representations, obligations and liabilities of the Transferor under the Share Purchase Agreement and the Transferee hereby accepts and assumes same.

       2. The Transferee hereby agrees to be bound by the terms and conditions of the Share Purchase Agreement as if the Transferee had originally been the purchaser thereunder.

       3. The Transferor hereby agrees and acknowledges that it shall remain jointly and severally liable with the Transferee under the Share Purchase Agreement and under all closing documents.

IN WITNESS  WHEREOF,  the parties  hereto have duly executed and delivered  this
-------------------
Agreement as of the date first above written.


                                            LF ACQUISITION CORP.
                                            --------------------



                                            -----------------------------
                                            Al Burgio, President




                                            BURGIO FAMILY HOLDINGS INC.
                                            ---------------------------



                                            -----------------------------
                                            Al Burgio, President